[GRAPHIC OMITTED][BADGER PAPER MILLS, INC. LOGO]


For Immediate Release

Contacts:    Badger Paper:                      Figel Murphy:
             William H. Peters, CFO             William Murphy, Partner
             715-582-5203                       312-223-9536

                             Badger Paper Expects A
                    First Quarter Loss Due to Rising Expenses


PESHTIGO, WI - March 19, 2003 - Badger Paper Mills, Inc. (Nasdaq SmallCap:
BPMI), one of the nation's growing leaders in the manufacture of flexible packaging and specialty papers, reported today that the Company expects to post a loss in the first quarter of 2003 because of rapidly rising operating expenses driven by pulp and natural gas since the start of the year and continued price pressures in many of the Company's market segments.

According to Mr. Robert Olah, Badger's President and Chief Executive Officer, maintaining top-line revenues has not been a problem for the specialty paper manufacturer. "We have been shifting our product mix away from commodity papers to specialty products for the last two years," explained Olah. "Because of that, we have been sheltered, to a certain extent, from the volatile pricing swings in the overall nationwide paper market," noted Olah.


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Badger Paper Mills, Inc.
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But while Badger's first quarter revenue levels appear comparable to the year-ago period, the Company's margins have been under considerable pressure recently.

"Like so many other segments of the American economy, our energy costs are soaring," Olah continued. "The energy costs for our manufacturing operations have almost doubled this winter. Additionally, we have been adversely affected by significant increases in the cost of pulp, our main raw material needed to manufacture paper."

"We are disappointed to have to issue this earnings warning, especially after reporting solid profitability for 2002," concluded Olah. "We will continue to monitor our situation carefully, however. We still have a goal to grow revenues by 11% in 2003 by developing new specialty products and new customer relationships."

Badger Paper Mills, Inc. is a growing leader in the manufacture of flexible packaging and specialty papers for customers throughout North America. Badger Paper Mills offers advice and leadership, while developing advanced specialty paper solutions for its customers. Badger adds value for customers through high-quality manufacturing capabilities, inventory management services, just-in-time distribution and a full array of printing services.


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Badger Paper Mills, Inc.
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Forward-Looking Statements

This release may include one or more forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934 as enacted in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to publicly update or revise any such statement. The forward-looking statements are subject to the risks and uncertainties, which could cause actual results to differ materially from management expectations. Such risks and uncertainties include but are not limited to:

     - Increased competition from domestic or foreign paper producers, or providers of alternatives to the Company's products, including increases in competitive production capacity and/or weakness in demand for paper products

     - Changes in the price of pulp, the Company's main raw material. The Company purchases all of its pulp on the open market and price changes for pulp have a significant impact on the Company's costs

     - Interruptions in the supply of, or increases and/or changes in the price of energy (principally electricity, natural gas, and fuel oil) that the Company needs in its manufacturing operations

     - Changes in demand for the Company's products due to overall economic activity affecting the rate of consumption of the Company's paper products, growth rates of the end markets for the Company's products, technological or consumer preference changes and acceptance of the Company's products by the markets it serves


Further information about risks and uncertainties discussed above as well as additional material risks related to the Company's business can be found in the Company's Annual Report on Form 10-K for the year 2002 and other filings the Company has made from time to time with the Securities and Exchange Commission.